Exhibit 3.1

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of ADOMANI, INC., a Florida corporation, filed on August 6, 2012, as shown by the records of this office.

The document number of this corporation is P12000067976.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Seventh day of August, 2012

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Ken Detzner
Secretary of State

CR2EO22 (1-11)

Articles of Incorporation
of
ADOMANI, INC.
A Florida Profit Corporation

In compliance with Chapter 607 and/or Chapter 621, Florida Statutes.

ARTICLE I – Name:
The name of the Corporation shall be ADOMANI, INC.

ARTICLE II – Principal Office:
The principal place of business / mailing address is:

36181 East Lake Road, #141
Palm Harbor, FL 34685

ARTICLE III – Purpose:
The purpose(s) for which the corporation is organized is Cryogenic Manufacturing And Processing and for any lawful purpose(s).

ARTICLE IV – Shares:
The number of shares of stock the corporation shall be authorized to issue is 100,000,000 at $0.002 par value per share.

ARTICLE V – Initial Officers and/or Directors:
The name(s) of the initial officer(s); and the name(s) and address(es) of the initial director(s) are:

Officers:
President:  Edward Monfort
Vice President:
Treasurer: Edward Monfort
Secretary:  Edward Monfort

Directors:
Edward Monfort - 36181 East Lake Road, #141, Palm Harbor, FL  34685

ARTICLE VI – Registered Agent
The name and the Florida street address of the registered agent are:

Edward Monfort
36181 East Lake Road, #141
Palm Harbor, FL 34685

ARTICLE VII – Incorporator:
The name and address information of the incorporator is:

Meghan Record
23586 Calabasas Rd. Suite I 02
Calabasas, CA  91302

Registered Agent Consent:

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity.

EDWARD MONFORT	Date:	7-30-12
Edward Monfort, Registered Agent

Organizer Signature:

MEGHAN RECORD	Date:	8/3/12
Meghan Record, Incorporator

[FILE STAMP]

FLORIDA DEPARTMENT OF STATE
Division of Corporations

August 7, 2012

CORPORATE ACCESS, INC.
ATTN: GLINDA

The Articles of Incorporation for ADOMANI, INC. were filed on August 6, 2012 and assigned document number P12000067976.  Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: Compliance with the following procedures is essential to maintaining your corporate status. Failure to do so may result in dissolution of your corporation.

To maintain "active" status with the Division of Corporations, an annual report must be filed yearly between January 1st and May 1st beginning in the year following the file date or effective date indicated above. If the annual report is not filed by May 1st, a $400 late fee will be added. It is your responsibility to remember to file your annual report in a timely manner.

A Federal Employer Identification Number (FEI/EIN) will be required when this report is filed. Contact the IRS at 1-800-829-4933 for an SS-4 form or go to www.irs.gov.

Should your corporate mailing address change, you must notify this office in writing, to insure important mailings such as the annual report notices reach you.

Should you have any questions regarding corporations, please contact this office at (850) 245-6052.

Tim Burch, Regulatory Specialist II
New Filing Section	Letter Number: 512A00020409

www.sunbiz.org

Division of Corporations – P.O. BOX 6327 – Tallahassee, Florida 32314